UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

MISSION PRODUCE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39561	95-3847744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification No.)

2710 Camino Del Sol, Oxnard, CA		93030
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (805) 981-3650

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
On April 11, 2024, Mission Produce, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), virtually on the Internet. A total of 58,224,820 shares of the Company’s common stock, representing approximately 82.18% of the 70,846,927 shares outstanding and entitled to vote as of the February 13, 2024 record date for the Annual Meeting, were represented, constituting a quorum.
Stockholders were asked to vote on four proposals set forth in our Proxy Statement dated February 22, 2024, which was filed with the Securities and Exchange Commission. The results of the voting at the Annual Meeting are set forth below:
Proposal 1— Election of Directors

	Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
Stephen A. Beebe	40,237,617	7,811,882	10,175,321
Jay A. Pack	46,245,351	1,804,148	10,175,321
Tony Bashir Sarsam	47,937,042	112,457	10,175,321
Proposal 2 — Advisory vote to approve the compensation of our named executive officers

Shares Voted
For	Against	Abstain	Broker Non-Votes
46,011,538	1,254,630	783,331	10,175,321
Proposal 3 — Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024

Shares Voted
For	Against	Abstain
58,199,705	23,873	1,242
Proposal 4 — Approval of an amendment to the Mission Produce, Inc. Amended and Restated Certificate of Incorporation to permit the exculpation of officers as provided for under Delaware law.

Shares Voted
For	Against	Abstain	Broker Non-Votes
47,250,263	797,009	2,227	10,175,321

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

/s/ Joanne C. Wu
Joanne C. Wu
General Counsel and Secretary
Date: April 11, 2024